Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,101,717
Unrealized Gain (Loss) on Market Value of Futures	(4,797,548)
Dividend Income	9,529
Interest Income	27,102
ETF Transaction Fees	350
Total Income (Loss)	$(3,658,850)

Expenses
General Partner Management Fees	$63,579
Professional Fees	5,172
Brokerage Commissions	1,419
Non-interested Directors' Fees and Expenses	708
Prepaid Insurance Expense	305
NYMEX License Fee	1,590
Total Expenses	$72,773
Net Income (Loss)	$(3,731,623)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$122,838,423
Withdrawals (100,000 Shares)	(1,935,275)
Net Income (Loss)	(3,731,623)

Net Asset Value End of Month	$117,171,525
Net Asset Value Per Share (6,450,000 Shares)	$18.17

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612